U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 21, 2010

EMERITUS CORPORATION
(Exact name of registrant as specified in charter)

Washington	1-14012	91-1605464
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Elliott Avenue, Suite 500

Seattle, Washington 98121
(Address of principal executive offices) (Zip Code)

(206) 298-2909
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On October 21, 2010, Emeritus Corporation (“Emeritus” or the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Randall Weston and Weston Group, Inc. (together the “Weston Parties”) to purchase the assets of the Weston Parties and their related entities that provide rehabilitative care and contract rehabilitation services and Medicare certified durable medical equipment products to the senior living industry (the “Rehabilitation Business”).

Under the terms of the Purchase Agreement, the Company will acquire all right, title and interest in and to all of the assets used in the Rehabilitation Business, including a 51% ownership interest in Weston Group, Inc's wholly owned subsidiary, Mobility Rehabilitation Products LLC, a durable medical equipment supplier (the “Acquired Assets”).  The Acquired Assets will be transferred to Weston Rehabilitation and Ancillary Services LLC, a wholly owned subsidiary of Emeritus (“Weston Rehabilitation”).  The purchase price for the Acquired Assets will be $18.0 million, plus or minus the amount by which the closing net working capital of Weston Rehabilitation exceeds or falls below $6.0 million.  The purchase consideration will be in the form of a promissory note payable to Mr. Weston in the  amount of $5.0 million (the “Note”) with the balance paid in cash.  Following the completion of the transaction, Mr. Weston will serve as President of Weston Rehabilitation.

The Note will bear interest at an annual rate of 6.50%.  The principal balance of the Note and any unpaid accrued interest, shall be due and payable on the earlier of: (A) three years from the date of the Note; or (B) the date that is three business days after the date on which certain specified events have occurred (the “Maturity Date”), as determined by Emeritus in its reasonable discretion (collectively, the “Milestones”).  The Milestones consist primarily of the successful transfer of ownership interests of certain additional entities of the Weston Parties to Emeritus and the transition of Medicare Part A and B licenses from entities of the Weston Parties to the new entity.  If after 18 months from date of the Note some, but not all, of the Milestones have been accomplished, then Emeritus will make a partial prepayment, calculated pursuant to the terms of the Note.  The partial prepayment shall be an amount equal to the lesser of: (A) $3.0 million, plus accrued interest on such amount, or (B) (i) the product of the number of Milestones met, divided by the total number of Milestones; times (ii) the outstanding principal amount of the Note, plus (iii) the accrued interest on such amount.

The Purchase Agreement includes several customary closing conditions and the transaction is expected to be completed in early 2011.

A press release announcing the Purchase Agreement is attached hereto as Exhibit 99.1.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.                      Description

99.1           Press Release dated October 25, 2010, entitled EMERITUS TO ACQUIRE REHAB THERAPY SERVICES GROUP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

October 25, 2010		EMERITUS CORPORATION

	By:	/s/ Robert C. Bateman
Robert C. Bateman, Executive Vice President—Finance
and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.                      Description

99.1           Press Release dated October 25, 2010, entitled EMERITUS TO ACQUIRE REHAB THERAPY SERVICES GROUP.